CONSULTING AGREEMENT


This Agreement is effective as of the 1st day of July, 1994, by and between WINCANTON CORPORATION, a Nevada
Corporation (the"Company"), and WORK RECOVERY, INC., a
Colorado Corporation (the"Consultant").

The Company desires to retain the Consultant to provide advice and assistance in the development of Company's product lines currently in development by its subsidiary, Tradesman Industries ("Tradesman"), on both a domestic and international level.

1.   DUTIES AND INVOLVEMENT

a) Conduct marketing activities, both domestically and internationally, relating to the various potential market segments which might utilize the product line currently under development by Tradesman (for which the Consultant holds master distribution rights within the United States), which product line incorporates a technology to lower the beds of trailers, pickup trucks, and mini-vans to ground level. These marketing activities are expected to include, but not be limited to, holding "focus" groups with representatives of potential user groups, including employers, workers, disabled persons, aged populations, and organizations or associations which serve these populations;
     utilizing Consultant's existing network of sales representatives (in its Work Recovery Centers) to conduct local market analyses, market the vehicles with existing accounts, display and demonstrate the vehicles (when available); and provide graphic, video, and printed media consultation on the development of marketing materials.

b) Advise Tradesman on the development of additional products which will have application to Consultant's existing and future clients, including employers, insurance carriers, medical and rehabilitation providers, governmental agencies, and private not-for-profit organizations.

c)   Consultation on the development of a relationship
     Tradesman desires to cultivate which will put in place a leasing mechanism for its vehicles, thereby expanding the market for such vehicles. The
     Company recognizes that Consultant is currently exploring similar possibilities for its own product lines, and Company and Consultant recognize the potential for joint efforts on such negotiations.

d) Provide introductions to Consultant's existing and future international license holders, and general consultation and assistance to Tradesman in the development of international distribution license agreements for its products.

e) Provide a full-time equivalent National Director of Marketing for Tradesman products, who will have responsibility to train Consultant's marketing personnel in Tradesman's products and the integration of the product line into Consultant's existing "technological package" of products available to employer-based accounts.

f) To provide a proportion of time of Consultant's existing staff in the Work Recovery Centers to Tradesman-related activities, as follows:

       i) Center directors: a minimum of 10% full-time equivalent
      ii) Regional directors: a minimum or 10% full-time equivalent
     iii) Sales representatives: a minimum of 40% full-time equivalent

g)   Provide introductions directly to Chrysler
     Corporation and its subsidiary manufacturers, to assist in presentation to key personnel within Chrysler Corporation regarding development of joint manufacturing agreements for Tradesman vehicles.

h) Incorporate Tradesman marketing materials, product literature, and other promotional items into Consultant's national and international trade shows and conventions.

i) Jointly develop an international strategy for introduction of Tradesman's product line for the purpose of establishing international manufacturing and distribution strategies for Tradesman products.

j) Provide consultation services designed to meet the Company's mission statement with respect to mining and forestry. Consultant will assist the Company, through the introduction of influential people in each of the countries where Consultant currently holds master license programs for distribution of its products and services (see Exhibit A).
     Consultant will further provide introductions to governmental agencies within these countries and will direct appropriate Company personnel to individuals who have as their primary responsibility decisions related to environmental reforestation and reclamation of land during and after mining operations.

k) Introduction of the Company's key management personnel to Fortune 500 companies whose primary focus is reforestation, harvesting, and other timber-related sales and services.

l) Introduction of the Company's key management personnel to potential financial strategic partners.

m) Assist in the presentation of programs designed to create joint ventures between the Company and others for land acquisition and reforestation programs in international jurisdictions.

Consultant acknowledges that it is not an officer, director, or agent of the Company, that it is not and will not be responsible for any management decisions on behalf of the Company and that it may not commit the Company to any action. Any and all arrangements or agreements that Consultant may negotiate for the Company will be subject to acceptance by the Company, to be evidenced by execution by an authorized officer of the Company. Consultant represents that it does not have, through stock ownership or otherwise, the power to control the Company nor to exercise any dominating influence over its management.

2.   TERM

     This agreement shall continue for a term of one year from the effective date hereof. Consultant's engagement hereunder may be terminated during the term of this Agreement under the following circumstances:

     a. Disability. If, as a result of Consultant's incapacity due to physical or mental illness, Consultant shall have been unable to perform its duties hereunder on a full time basis for one full month, and within 10 days after written notice of termination is given shall not have returned to the performance of its duties hereunder, the Company may terminate Consultant's engagement hereunder.

     b. Termination with Notice. After an initial non-cancellation period of 30 days from the date of this Agreement, the Company or the Consultant may terminate this agreement at any time upon 30 days notice.

3.   COMPENSATION

     a.   As full compensation for all services
hereunder, the Company shall grant to the Consultant a payment of $800,000 per month, for a total over the term of the contract of $9,600,000, for services rendered.

     b. The Company agrees to pay invoices in full by not later than one calendar year from the date of the invoices.

4.   TAXES AND OTHER LIABILITIES

     Consultant acknowledges and agrees that it is an independent contractor and not an employee of the company. As such, Consultant acknowledges that it is responsible for all employment and other taxes payable to any federal, state or local authority and any other obligations or liabilities arising from its engagement and compensation hereunder.

5.   GENERAL

     The Consultant shall devote such of its time and effort to the duties hereunder and shall use its best efforts to fulfill obligations hereunder; however, the Company acknowledges that the Consultant is engaged in other business activities and that such activities will continue during the term of this agreement.

By: WINCANTON CORPORATION          Date: July 1, 1994

/s/  Walter Doyle                  Director


By: WORK RECOVERY, INC.            Date: July 1, 1994

/s/ Thomas L. Brandon              President

                       EXHIBIT A

             WORK RECOVERY, INC.'S CURRENT
                 LICENSING AGREEMENTS

Australia      Malaysia
Belgium             The Netherlands
Canada              New Zealand
Japan               South Africa
Luxembourg          United Kingdom

            ADDITIONAL LICENSING AGREEMENTS
              CURRENTLY UNDER NEGOTIATION

Austria             Norway
Bahrain             Oman
Brunei              Pakistan
China               Portugal
Denmark             Saudi Arabia
Finland             Singapore
France              Spain
Germany             Sweden
Hong Kong           Switzerland
India               Taiwan
Indonesia           Thailand
Italy               United Arab Emirates
Korea               Yemen
Kuwait

                       EXHIBIT B

       WORK RECOVERY, INC.'S EXISTING CUSTOMERS
          (EMPLOYERS AND INSURANCE CARRIERS)

3M Corporation           Johnson Controls
Aetna Insurance          Liberty Mutual Insurance
ARCO Products            North American Van Lines
BMW Manufacturing        Oscar Meyer
CIGNA Insurance          Pillsbury
CNA Insurance            Sedgwick James Insurance
Fireman's Funds          Southern California Edison
Company
Ford Motor Company       Toyota Motor Manu, USA
Fortis Benefits          The Traveler's Insurance
GAB Business Services    Wausau Insurance
General Motors           Wrangler
Goodyear